Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report, dated January 30, 2025, with respect to the consolidated financial statements of Zapp Electric Vehicles Group Limited for the year ended September 30, 2024, in the Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-280921) filed by Zapp Electric Vehicles Group Limited with the Securities and Exchange Commission.

We also consent to the reference to us under the heading “Experts” in the Post-Effective Amendment.

/s/ PKF Littlejohn LLP

London, United Kingdom

November 25, 2025